Exhibit 10.12

[LETTERHEAD OF SIERRA PARTNERS LLC]

January 28, 2008

Scott Caldwell

President and CEO

Allied Nevada Gold Corp.

9604 Prototype Court

Reno, Nevada 89521

Re:	Investor Relations Services Agreement Dated as of July 2, 2007

Dear Scott:

In reference to the Investor Relations Services Agreement Dated as of July 2, 2007 (the “Agreement”) between Sierra Partners II LLC (“Consultants”) and Allied Nevada Gold Corp. (the “Company” and together with Consultants, the “Parties”), the Parties have agreed to amend the Agreement as follows:

A.	Section 2 of the Agreement is hereby amended to read as follows:

2. Term. Consultant shall provide the Services during the period commencing effective July 1, 2007 and ending on December 31, 2008 (the “Term”).

B.	Section 4 of the Agreement is hereby amended to read as follows:

4. Fees.

(a) Base Fee. For the Services the Company shall pay Consultants the sum of US$5,000 (the “Base Fee”) per month payable in advance on or before the first business day of each month;

(b) Marketing Fee. The Company shall pay Consultants a marketing fee at the rate of US$4,000 per day for any road-shows, industry conferences or one-on-one marketing events.

(c) Other Expenses. From time to time as invoiced by Consultants, the Company shall reimburse Consultants for all of their reasonable out-of-pocket fees and expenses, including, without limitation, travel expenses incurred in connection with its performance of the Services. Consultants shall provide the Company with a written monthly invoice setting forth such fees and expenses, accompanied by copies of receipts as applicable.

C.	Section 9 of the Agreement is hereby amended to provide that notice to Consultants under Section 9 of the Agreement shall be to:

Sierra Partners II LLC

1888 Sherman Street, Suite 780

Denver, Colorado 80203

Facsimile: 303.757.2518

Attn: John S. Gaensbauer

All other provisions of this Agreement shall remain unchanged and in full force and effect.

Agreed to this 29th day of January 2008

SIERRA PARTNERS II LLC

By:	/s/ John S. Gaensbauer
Name:	John S. Gaensbauer, Partner

ALLIED NEVADA GOLD CORP.

By:	/s/ Scott A. Caldwell
Name:	Scott A. Caldwell
Title:	President

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